POWER OF ATTORNEY


     We, the undersigned directors of Questar Corporation, hereby severally constitute R. D. Cash and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2000 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2000 and any and all amendments to such Report.

 Witness our hands on the respective dates set forth below.

  Signature                      Title                 Date



/s/ R. D. Cash             Chairmanof the Board,       2-13-01
R. D. Cash                 Chief Executive Officer



/s/ K. O. Rattie           President and               2-13-01
K. O. Rattie               Chief Operating Officer
                                Director


/s/ Teresa Beck                 Director               2-13-01
Teresa Beck



/s/ Patrick J. Early            Director               2-13-01
Patrick J. Early



/s/ W. Whitley Hawkins          Director               2-13-01
W. Whitley Hawkins



/s/ Robert E. Kadlec            Director              2-13-01
Robert E. Kadlec



/s/ Dixie L. Leavitt            Director              2-13-01
Dixie L. Leavitt



/s/ Gary G. Michael             Director              2-13-01
Gary G. Michael



/s/ Gary L. Nordloh             Director              2-13-01
Gary L. Nordloh



/s/ Scott S. Parker             Director              2-13-01
Scott S. Parker



/s/ D. N. Rose                  Director              2-13-01
D. N. Rose



/s/ Harris H. Simmons           Director              2-13-01
Harris H. Simmons